Exhibit 99.1

Veritiv Announces Record Second

Quarter 2021 Net Income and Adjusted EBITDA; Raises Guidance

Reports Net Sales of $1.7 Billion,

Net Income of $26.4 Million,

Basic and Diluted Earnings per Share of $1.69 and $1.62, respectively,

Adjusted EBITDA of $73.5 Million, and

Net Leverage Ratio of 1.7x

ATLANTA (August 9, 2021) – Veritiv Corporation (NYSE: VRTV), a full-service provider of business-to-business distribution solutions, today announced financial results for the second quarter ended June 30, 2021.

“The combination of strong Packaging sales growth and operational improvements helped drive record net income and earnings per share for the second quarter and our best Adjusted EBITDA performance for any quarter in company history," said Sal Abbate, Chief Executive Officer. "We are executing very well against our multi-year strategy and believe these initiatives have resulted in an inflection point in our overall financial results.”

For the three months ended June 30, 2021, compared to the three months ended June 30, 2020:

•	Net sales were $1.7 billion, an increase of 18.1% from the prior year.
•	Net income was $26.4 million, compared to net loss of $(18.5) million in the prior year. Net restructuring charges were $5.2 million, compared to $32.5 million in the prior year.
•	Basic and diluted earnings per share were $1.69 and $1.62, respectively, compared to a loss for both basic and diluted earnings per share of $(1.16) in the prior year.
•	Adjusted EBITDA was $73.5 million, an increase of 84.7% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 4.4%, an increase of 160 basis points from the prior year.

For the six months ended June 30, 2021, compared to the six months ended June 30, 2020:

•	Net sales were $3.2 billion, an increase of 3.4% from the prior year.
•	Net income was $47.7 million, compared to net loss of $(18.9) million in the prior year. Net restructuring charges were $9.5 million, compared to $32.5 million in the prior year.
•	Basic and diluted earnings per share were $3.03 and $2.89, respectively, compared to a loss for both basic and diluted earnings per share of $(1.18) in the prior year.
•	Adjusted EBITDA was $133.0 million, an increase of 75.0% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 4.1%, an increase of 170 basis points from the prior year.

For the three months ended June 30, 2021, net cash provided by operating activities was $36.9 million and free cash flow was $34.1 million. For the six months ended June 30, 2021, net cash provided by operating activities was $50.1 million and free cash flow was $41.0 million.

“Our earnings momentum and record low leverage allowed us to expand our share repurchase program to $100 million in the second quarter," said Steve Smith, Chief Financial Officer. "We have purchased roughly $50 million of our shares under the program through the first half of the year."

2021 Revised Guidance

Given the strong financial performance in the first half of 2021, the Company is increasing guidance for full year 2021 and adding guidance for net income and earnings per share. Net income for full year 2021 is expected to be in the range of $100 to $120 million and earnings per share is expected to be in the range of $6.25 to $7.50. The Company is increasing its full year estimate for Adjusted EBITDA to a range of $270 to $290 million. Free cash flow for 2021 is now expected to be at least $110 million. Capital expenditures are still estimated to be approximately $35 million.

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Veritiv Corporation will host a conference call and webcast today, August 9, 2021, at 9 a.m. (ET) to discuss its second quarter financial results and full year 2021 guidance. To participate, callers within the United States ("U.S.") and Canada can dial (833) 968-2246, and international callers can dial (825) 312-2066, both using conference ID number 8979859. Interested parties can also listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the webcast is completed.

Important information regarding U.S. generally accepted accounting principles ("U.S. GAAP") and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a full-service provider of packaging, JanSan and hygiene products, services and solutions. Additionally, Veritiv provides print and publishing products, and logistics and supply chain management solutions. Serving customers in a wide range of industries both in North America and globally, Veritiv has distribution centers throughout the U.S., Canada and Mexico, and team members around the world helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the "Company") future operating results, performance, business plans, prospects, guidance, the 2020 Restructuring Plan and any other restructuring, statements related to the impact of COVID-19 and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "continue," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" and elsewhere in our Annual Report on Form 10-K and elsewhere in the Company's publicly available reports filed with the Securities and Exchange Commission ("SEC"), which contain a discussion of various factors that may affect the Company's business or financial results. Such risks and other factors, which in some instances are beyond the Company's control, include: adverse impacts of the COVID-19 pandemic; the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; procurement and other risks in obtaining packaging, facility products and paper from our suppliers for resale to our customers; changes in prices for raw materials; changes in trade policies and regulations; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; the loss of any of our significant customers; uncertainties as to the structure, timing, benefits and costs of the 2020 Restructuring Plan or any future restructuring plan that the Company may undertake; adverse developments in general business and economic conditions that could impair our ability to use net operating loss carryforwards and other deferred tax assets; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our ability to attract, train and retain highly qualified employees; our pension and health care costs and participation in multi-employer pension, health and welfare plans; the effects of work stoppages, union negotiations and labor disputes; our ability to generate sufficient cash to service our debt; increasing interest rates; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; our ability to comply with the covenants contained in our debt agreements; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; changes in tax laws; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; regulatory changes and judicial rulings impacting our business; the impact of adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets on demand for our products and services, our business including our international operations, and our customers; foreign currency fluctuations; inclement weather, widespread outbreak of an illness, anti-terrorism measures and other disruptions to our supply chain, distribution system and operations; our dependence on a variety of information technology and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cybersecurity risks; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results.

The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2021 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$1,658.6	$1,404.8	$3,217.9	$3,112.1
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,319.0	1,106.8	2,557.1	2,466.4
Distribution expenses	104.0	99.9	205.5	223.3
Selling and administrative expenses	177.8	164.4	344.2	368.0
Depreciation and amortization	14.3	14.3	28.8	28.1
Restructuring charges, net	5.2	32.5	9.5	32.5
Operating income (loss)	38.3	(13.1)	72.8	(6.2)
Interest expense, net	4.5	7.2	9.6	14.2
Other (income) expense, net	(1.7)	(1.3)	(2.7)	(1.4)
Income (loss) before income taxes	35.5	(19.0)	65.9	(19.0)
Income tax expense (benefit)	9.1	(0.5)	18.2	(0.1)
Net income (loss)	$26.4	$(18.5)	$47.7	$(18.9)

Earnings (loss) per share:
Basic earnings (loss) per share	$1.69	$(1.16)	$3.03	$(1.18)
Diluted earnings (loss) per share	$1.62	$(1.16)	$2.89	$(1.18)

Weighted-average shares outstanding:
Basic	15.58	15.91	15.73	16.03
Diluted	16.30	15.91	16.49	16.03

VERITIV CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except par value, unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$34.7	$120.6
Accounts receivable, less allowances of $35.8 and $41.6, respectively	882.8	849.5
Inventories	486.1	465.4
Other current assets	122.5	119.5
Total current assets	1,526.1	1,555.0
Property and equipment (net of accumulated depreciation and amortization of $392.0 and $375.9, respectively)	172.9	194.7
Goodwill	99.6	99.6
Other intangibles, net	45.1	47.4
Deferred income tax assets	58.9	60.0
Other non-current assets	365.3	378.3
Total assets	$2,267.9	$2,335.0
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$522.7	$471.9
Accrued payroll and benefits	66.7	80.6
Other accrued liabilities	165.9	182.2
Current portion of debt	15.3	14.7
Total current liabilities	770.6	749.4
Long-term debt, net of current portion	520.4	589.1
Defined benefit pension obligations	17.0	18.2
Other non-current liabilities	380.3	395.2
Total liabilities	1,688.3	1,751.9
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized; shares issued - 17.0 million and 16.6 million, respectively; shares outstanding - 15.3 million and 15.9 million, respectively	0.2	0.2
Additional paid-in capital	631.3	634.9
Accumulated earnings (deficit)	46.3	(1.4)
Accumulated other comprehensive loss	(30.7)	(33.5)
Treasury stock at cost - 1.7 million shares in 2021 and 0.7 million shares in 2020	(67.5)	(17.1)
Total shareholders' equity	579.6	583.1
Total liabilities and shareholders' equity	$2,267.9	$2,335.0

VERITIV CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income (loss)	$47.7	$(18.9)
Depreciation and amortization	28.8	28.1
Amortization and write-off of deferred financing fees	0.7	1.5
Net losses (gains) on disposition of assets and sale of a business	(5.6)	0.3
Provision for expected credit losses	(0.3)	8.7
Deferred income tax provision (benefit)	1.3	2.4
Stock-based compensation	4.7	10.1
Other non-cash items, net	1.8	3.5
Changes in operating assets and liabilities
Accounts receivable and related party receivable	(36.2)	134.7
Inventories	(21.2)	37.9
Other current assets	0.4	15.9
Accounts payable and related party payable	58.9	0.2
Accrued payroll and benefits	(13.9)	(14.8)
Other accrued liabilities	(18.6)	10.1
Other	1.6	6.8
Net cash provided by (used for) operating activities	50.1	226.5
Investing activities
Property and equipment additions	(9.1)	(14.7)
Proceeds from asset sales and sale of a business	11.3	0.7
Net cash provided by (used for) investing activities	2.2	(14.0)
Financing activities
Change in book overdrafts	(6.3)	(31.5)
Borrowings of long-term debt	2,845.1	2,774.2
Repayments of long-term debt	(2,909.0)	(2,865.7)
Payments under right-of-use finance leases	(6.7)	(6.2)
Deferred financing fees	(3.3)	(3.4)
Purchase of treasury stock	(50.4)	(3.5)
Payments under Tax Receivable Agreement	—	(0.3)
Other	(7.6)	(1.1)
Net cash provided by (used for) financing activities	(138.2)	(137.5)
Effect of exchange rate changes on cash	0.0	(0.6)
Net change in cash and cash equivalents	(85.9)	74.4
Cash and cash equivalents at beginning of period	120.6	38.0
Cash and cash equivalents at end of period	$34.7	$112.4
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$26.0	$1.2
Cash paid for interest	8.6	12.2
Non-cash investing and financing activities
Non-cash additions to property and equipment for right-of-use finance leases	$0.4	$12.6
Non-cash additions to other non-current assets for right-of-use operating leases	24.8	11.3

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments), free cash flow and other non-GAAP measures such as the Net Debt to Adjusted EBITDA ratio. We believe investors commonly use Adjusted EBITDA, free cash flow and these other non-GAAP measures as key financial metrics for valuing companies. In addition, the credit agreement governing our Asset-Based Lending Facility (the "ABL Facility") permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the ABL Facility.

Adjusted EBITDA, free cash flow and these other non-GAAP measures are not alternative measures of financial performance or liquidity under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA, free cash flow and these other non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$26.4	$(18.5)	$47.7	$(18.9)
Interest expense, net	4.5	7.2	9.6	14.2
Income tax expense (benefit)	9.1	(0.5)	18.2	(0.1)
Depreciation and amortization	14.3	14.3	28.8	28.1
EBITDA	54.3	2.5	104.3	23.3
Restructuring charges, net	5.2	32.5	9.5	32.5
Facility closure charges, including (gain) loss from asset disposition	(1.5)	0.6	(1.2)	2.0
Stock-based compensation	3.5	0.7	4.7	10.1
LIFO reserve (decrease) increase	11.0	1.7	16.1	(4.2)
Non-restructuring severance charges	1.1	0.7	1.9	2.4
Non-restructuring pension charges, net	—	0.1	—	7.2
Fair value adjustment on Tax Receivable Agreement contingent liability	—	(0.3)	—	(1.0)
Fair value adjustment on contingent consideration liability	—	—	—	1.0
Other	(0.1)	1.3	(2.3)	2.7
Adjusted EBITDA	$73.5	$39.8	$133.0	$76.0

Net sales	$1,658.6	$1,404.8	$3,217.9	$3,112.1
Adjusted EBITDA as a % of net sales	4.4%	2.8%	4.1%	2.4%

Table I.a.

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME (LOSS) TO ADJUSTED EBITDA GUIDANCE

(in millions, unaudited)

	Forecast for Year Ending December 31, 2021
	Low	High
Net income (loss)	$100	$120
Interest expense, net	20	20
Income tax expense (benefit)	40	50
Depreciation and amortization	55	55
Other reconciling items	55	45
Adjusted EBITDA	$270	$290

Table II

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(in millions, unaudited)

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Net cash provided by (used for) operating activities	$36.9	$50.1
Less: Capital expenditures	(2.8)	(9.1)
Free cash flow	$34.1	$41.0

Table II.a
VERITIV CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW GUIDANCE
(in millions, unaudited)

Forecast for Year Ending December 31, 2021
Net cash provided by (used for) operating activities	at least $145
Less: Capital expenditures	(35)
Free cash flow	at least $110

Table III
VERITIV CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO ADJUSTED EBITDA
(in millions, unaudited)

	June 30, 2021
Amount drawn on ABL Facility	$457.0
Less: Cash and cash equivalents	(34.7)
Net debt	$422.3

Last Twelve Months Adjusted EBITDA	$244.6

Net debt to Adjusted EBITDA	1.7	x

Last Twelve Months
June 30, 2021
Net income (loss)	$100.8
Interest expense, net	20.5
Income tax expense (benefit)	27.1
Depreciation and amortization	58.4
EBITDA	206.8
Restructuring charges, net	29.2
Facility closure charges, including (gain) loss from asset disposition	(6.9)
Stock-based compensation	12.3
LIFO reserve (decrease) increase	18.8
Non-restructuring severance charges	3.6
Fair value adjustment on Tax Receivable Agreement contingent liability	(18.1)
Escheat audit contingent liability	(0.2)
Other	(0.9)
Adjusted EBITDA	$244.6

Veritiv Contacts:

Investors: Scott Palfreeman, 844-845-2136       Media: Kristie Madara, 770-391-8471